CRANE'S LANDING PARTNERS, LTD.

FINANCIAL STATEMENTS

From January 1, 2003,

to August 27, 2003 (Date of Liquidation)

And

From August 28, 2003, to December 31, 2003

INDEPENDENT AUDITORS' REPORT

To the Partners

Crane's Landing Partners, Ltd.

We have audited the statement of net assets in liquidation of Crane's Landing Partners, Ltd. (a limited partnership) as of December 31, 2003, and the related statement of changes in net assets in liquidation for the period from August 28, 2003, to December 31, 2003. In addition, we have audited the statements of income and cash flows for the period from January 1, 2003 to August 27, 2003, and the statement of changes in partners' equity for the period from January 1, 2003 to August 27, 2003 (date of liquidation), and from August 28, 2003 to December 31, 2003. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note B to the financial statements, the Partnership sold all assets in a plan of liquidation on August 27, 2003. As a result, the Partnership changed its basis of accounting for periods after August 27, 2003, from the going-concern basis to the liquidation basis.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the net assets in liquidation of Cranes Landing Partners, Ltd. as of December 31, 2003, and the changes in net assets in liquidation for the period from August 28, 2003, to December 31, 2003, and its results of operations and its cash flows for the period from January 1, 2003, to August 27, 2003, in conformity with accounting principles generally accepted in the United States of America applied on the bases of accounting described in the preceding paragraph.

Winter Park, Florida

January 12, 2004

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CRANE'S LANDING PARTNERS, LTD.

STATEMENT OF NET ASSETS IN LIQUIDATION

DECEMBER 31, 2003

See accompanying notes.

2

CRANE'S LANDING PARTNERS, LTD.

STATEMENT OF CHANGES IN NET ASSETS IN LIQUIDATION

FROM AUGUST 28, 2003 TO DECEMBER 31, 2003

See accompanying notes.

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CRANE'S LANDING PARTNERS, LTD.

STATEMENT OF INCOME

FROM JANUARY 1, 2003, TO AUGUST 27, 2003 (DATE OF LIQUIDATION)

See accompanying notes.

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CRANE'S LANDING PARTNERS, LTD.

STATEMENT OF CHANGES IN PARTNERS' EQUITY

FROM JANUARY 1, 2003, TO AUGUST 27, 2003 (DATE OF LIQUIDATION),

AND FROM AUGUST 28, 2003 TO DECEMBER 31, 2003

See accompanying notes.

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CRANE'S LANDING PARTNERS, LTD.

STATEMENT OF CASH FLOWS

FROM JANUARY 1, 2003 TO AUGUST 27, 2003 (DATE OF LIQUIDATION)

Cash flows from operating activities	
Net income	$ 8,802,703
Adjustments to reconcile net income to net cash provided by operating activities:	
Amortization	455,860
Depreciation	164,448
Gain on disposition of assets	(9,381,679)
(Increase) decrease in operating assets:	
Petty cash	300
Tenant accounts receivable	3,383
Interest receivable	(25)
Prepaid expenses	(24,963)
Mortgage escrow deposits	105,611
Reserve for replacements	155,900
Increase (decrease) in operating liabilities:	
Accounts payable	55,831
Accrued interest payable	(74,345)
Rent deferred credits	(40,741)
Net cash provided by operating activities	222,283
Cash flows from investing activities	
Purchase of building siding	(19,862)
Proceeds from sale of assets	16,788,571
Net cash provided by investing activities	16,768,709
Cash flows from financing activities	
Mortgage principal payoff	(9,912,705)
Distributions to partners	(7,158,823)
Net cash used by financing activities	(17,071,528)
Net decrease in cash	(80,536)
Cash at January 1, 2003	248,795
Cash at August 27, 2003	$ 168,259
Supplemental disclosures:	
(1) Cash paid during the period for interest	$ 668,002

(2) There were no non-cash investing and financing activities for the period from January 1, 2003 to August 27, 2003.

See accompanying notes.

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CRANE'S LANDING PARTNERS, LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE A - NATURE OF OPERATIONS AND BASIS OF ACCOUNTING

Crane's Landing Partners, Ltd. (the Partnership) was organized as a limited partnership December 9, 1988, to acquire, own, develop, construct, maintain, operate and dispose of a tract of land and apartment complex constructed thereon, containing 252 residential apartment units in Orange County, Florida known as Crane's Landing. The Partnership decided to liquidate, and sold the apartment complex on August 27, 2003.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Depreciation

Depreciation was provided using straight line and accelerated methods over the estimated useful lives of the assets.

Income Taxes

Income or loss of the Partnership is allocated 1% to the general partner, Crane's Landing Partners, Inc., .01% to the special limited partner, Hutton/TIG, Inc. II-A and 98.99% to the limited partner, America First Real Estate Investment Partners, L.P. No income tax provision is reflected in the financial statements because income or loss of a partnership is required to be reported by the partners on their respective income tax returns.

NOTE B - PLAN OF LIQUIDATION

The Partnership sold the apartment complex on August 27, 2003, in a plan of liquidation. All assets were sold and mortgage debt paid off on August 27, 2003, which is considered the date of liquidation. During the liquidation period from August 28, 2003 to December 31, 2003, the Partnership received refunds and receivables, paid creditors, and distributed the remaining cash to the limited partner.

NOTE C - PROPERTY AND EQUIPMENT

The undepreciated cost of the Partnership's property and equipment at the time of sale was $7,406,892, as follows:

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CRANE'S LANDING PARTNERS, LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

Land $ 1,031,703

Land improvements 60,491

Buildings 9,476,929

Furniture and equipment 329,103

10,898,227

Less accumulated depreciation (3,491,335)

$ 7,406,892

NOTE C - PROPERTY AND EQUIPMENT, Continued

Depreciation expense for the period January 1, 2003 to August 27, 2003 was $164,448.

NOTE D - MORTGAGE LOAN

The Partnership had a mortgage loan coinsured by Continental Wingate Associates, Inc. and the Federal Housing Administration of the U.S. Department of Housing and Urban Development (HUD), secured by all rental property land and buildings. The remaining loan balance of $9,912,705 was paid off upon sale of the complex. Mortgage interest expense for the period January 1, 2003 to August 27, 2003 was $592,957.

NOTE E - AMORTIZATION OF DEFERRED COSTS

The Partnership incurred costs of $691,370 in obtaining the HUD insured mortgage. These costs were deferred and being amortized on the straight line method over a period of 40 years. Amortization during the construction period was capitalized to building cost. Amortization expense for the period January 1, 2003 to August 27, 2003 was $455,860, which represented the remaining unamortized balance at August 27, 2003.

NOTE F - GAIN ON SALE OF ASSETS

On August 27, 2003, the Partnership sold its apartment complex, Crane's Landing, to an unrelated party for a selling price of $18,000,000. After deducting closing costs of $1,211,429 and undepreciated cost of the property of $7,406,892, the gain on the sale was $9,381,679.

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